UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 24, 2023

Date of Report (Date of earliest event reported)

MAIA Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41455	83-1495913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
444 West Lake Street, Suite 1700 Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 416-8592

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MAIA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2023, MAIA Biotechnology, Inc., a Delaware corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC, as representative (the “Representative”) of the several underwriters identified therein, relating to the Company’s public offering  (the “Offering”) of 2,555,500 shares of the Company’s common stock, par value $0.0001 (the “Shares”).  The closing included the full exercise of the underwriter’s over-allotment option. The price per Share to the public was $2.25.

On April 27, 2023, the Company consummated the Offering and issued the Shares for aggregate net proceeds of approximately $5.1 million, after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds from the Offering to fund the ongoing clinical trials of THIO, pre-clinical development of second-generation of telomere targeting compounds, and other research and development activities, as well as for working capital and other general corporate purposes. Concurrently with the closing of the Offering, the Company also issued warrants to purchase an aggregate of up to 127,775 shares of its common stock to the Representative or their designees, at an exercise price of $2.8125 per share (the “Representative’s Warrants”). The Representative’s Warrants are exercisable beginning on October 24, 2023, and expire on April 24, 2028, pursuant to the terms and conditions of the Representative’s Warrants.

The Shares were offered, issued and sold to the public pursuant to the Registration Statement on Form S-1, as amended from time to time (File No. 333-269606) (the “Registration Statement”). Registration Statement, which was declared effective by the Securities and Exchange Commission (“SEC”) on April 24, 2023, and the prospectus forming a part thereof. A final prospectus dated April 24, 2023, describing the terms of the Offering was filed with the SEC on April 26, 2023 and is available on the SEC’s website located at http://www.sec.gov.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the use of proceeds from the Offering, as well as other risks detailed from time to time in the Company’s filings with the SEC.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Representative’s Warrants issuable thereunder are qualified in their entirety by reference to the form of Representative’s Warrant attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 24, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On April 27, 2023, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement by and between the Company and the Representative dated April 24, 2023.
4.1	Form of Representative’s Warrant (included in Exhibit 1.1).
99.1	Press release dated April 24, 2023.
99.2	Press release dated April 27, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2023

MAIA BIOTECHNOLOGY, INC.

By:	/s/ Vlad Vitoc
Name:	Vlad Vitoc
Title:	Chief Executive Officer